Exhibit 99.1

D. BORAL ARC ACQUISITION I CORP.

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (332) 266-7344

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
D. BORAL ARC ACQUISITION I CORP.

The undersigned hereby appoints David Boral and John Darwin as proxies (the “Proxies”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares of D. Boral ARC Acquisition I Corp. (“BCAR”) held of record by the undersigned on ____, 2026 at the Extraordinary General Meeting of shareholders to be held on ______________, 2026, or any postponement or adjournment thereof (the “Extraordinary General Meeting”). BCAR has determined that the Extraordinary General Meeting will be a virtual meeting conducted via live webcast at ____________________. For the purposes of British Virgin Islands law and the amended and restated memorandum and articles of association of BCAR, the physical location of the Extraordinary General Meeting will be at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on [_], 2026, at 10:00 A.M. Eastern Time and virtually using the following dial-in information: Telephone number: __________________ Participant Passcode: __________________. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. BCAR’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (“Exascale”), pursuant to which, among other things, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Following the closing of the Domestication Merger, Merger Sub shall be merged with and into Exascale, with Exascale surviving the merger as a wholly-owned subsidiary of PubCo (the “Acquisition Merger” and collectively with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”). We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the domestication of BCAR pursuant to the Business Combination Agreement. Subject to the conditions of the Business Combination Agreement, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of PubCo. The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively. We refer to this proposal as the “Organizational Documents Proposal.”

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(B) Advisory Organizational Documents Proposal 4B (Change in Voting Rights) — to change the voting rights of PubCo’s Common Stock such that, each PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per PubCo Class A Ordinary Common Stock on all matters submitted to a vote of the stockholders of PubCo, and each PubCo Class B Super Common Stock will be entitled to twenty (20) votes per PubCo Class B Super Common Stock on all matters submitted to a vote of the stockholders of PubCo, and that the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock shall vote together on all matters except as explicitly required by the DGCL or as explicitly set forth in the Proposed Charter (“Advisory Organizational Documents Proposal 4B”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(C) Advisory Organizational Documents Proposal 4C (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4C”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(D) Advisory Organizational Documents Proposal 4D (Required Vote to Amend Charter) —  to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH or Article ELEVENTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4D”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(E) Advisory Organizational Documents Proposal 4E (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4E”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(F) Advisory Organizational Documents Proposal 4F (Name Change) — to approve the change of the name of PubCo to “Exascale Labs Holdings Inc.” (“Advisory Organizational Documents Proposal 4F”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(5) Proposal No. 5 — Directors Proposal — A proposal to elect Hoansoo Lee, Wenying Jia, David Card, Shachar Kariv and Jaeyoung Shin as the directors of PubCo, with Hoansoo Lee to serve until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death (the “Directors Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by an ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(7) Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve by an ordinary resolution, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of PubCo Common Stock and PubCo Warrants in connection with the Business Combination (the “Nasdaq Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(8) Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, or the Nasdaq Proposal at the Extraordinary General Meeting.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” EACH OF THE OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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